Exhibit 10.1

MODIFICATION OF CREDIT AGREEMENT

THIS MODIFICATION OF CREDIT AGREEMENT (this “Amendment”) is executed as of October 29, 2021 (the “Effective Date”), by and between GRAND CANYON EDUCATION, INC., a Delaware corporation (together with its successors and assigns, “Lender”) and GRAND CANYON UNIVERSITY, an Arizona nonprofit corporation (formerly known as Gazelle University) (“Borrower”).

RECITALS

A.Borrower obtained a loan in the original principal amount of $870,097,225.00 and other loans (the “Original Loan”) from Lender, pursuant to, among other documents, that certain Credit Agreement dated as of July 1, 2018 between Borrower and Lender (the “Original Credit Agreement”).

B.The Original Loan is evidenced by (i) that certain Note dated as of July 1, 2018 executed by Borrower and payable to Lender in the original principal amount of $853,068,387.00, as amended and restated by that certain Amended and Restated Note dated as of July 1, 2018 executed by Borrower and payable to Lender in the original principal amount of $870,097,225.00 (the “2018 Note”), (ii) that certain CapEx Line of Credit Promissory Note dated as of June 24, 2019 executed by Borrower and payable to Lender in the original principal amount of $199,815,000.00 (the “2019 CapEx Note”), (iii) that certain CapEx Line of Credit Promissory Note dated as of June 24, 2020 executed by Borrower and payable to Lender in the original principal amount of $75,000,000.00 (the “2020 CapEx Note”) and (iv) that certain CapEx Line of Credit Promissory Note dated as of June 24, 2019 executed by Borrower and payable to Lender in the original principal amount of $115,000,000.00 (the “2021 Capex Note”, and collectively with the 2018 Note, the 2019 CapEx Note and the 2020 CapEx Note, the “Original Note”).

C.The Original Loan and the Original Note are secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of July 1, 2018, executed by Borrower to Fidelity National Title Agency, Inc., as trustee, for the benefit of Lender, recorded in the Official Records of Maricopa County Recorder (the “Recorder’s Office”) on July 2, 2018 as document number 20180504061 (the “Original Security Instrument”).  The Original Security Instrument encumbers a fee estate in certain real property located in Maricopa County, Arizona, more particularly described therein, together with certain other personal property and other property as set forth therein.

D.Borrower (collectively with any other entities that may join in and become members of the Obligated Group pursuant to the terms of the Master Indenture, the “Obligated Group”) and UMB Bank, National Association, a national banking association organized and existing under and by virtue of the laws of the United States, as master trustee (in such capacity, “Master Trustee”), have entered into that certain Master Trust Indenture, as supplemented by that certain First Supplemental Master Trust Indenture and that certain Second Supplemental Master Trust Indenture each dated as of October 1, 2021 (collectively and together with all future supplements, amendments, modification and restatements thereof, the “Master Indenture”).

E.In connection with the Master Indenture, Borrower is entering into a Deed of Trust and Fixture Filing dated October 29, 2021, as trustor, to Fidelity National Title Agency, Inc., as trustee for the benefit of the Master Trustee, as beneficiary (as the same may be amended, supplemented, restated, modified or spread to include additional property from time to time, the “Mortgage”), encumbering a fee estate in certain real property located in Maricopa County, Arizona, more particularly described therein, together with certain other personal property and other property as set forth therein, which Mortgage secures the payment by the Obligated Group of all Obligations (as defined in the Master Indenture) from time to time issued and outstanding under the Master Indenture and the performance by the Obligated Group of all of their covenants and duties under the Master Indenture and each Related Indebtedness Document (as defined in the Master Indenture) and each Ancillary Commitment Document (as defined in the Master Indenture).

F.Concurrently herewith, Borrower intends to prepay a portion of the outstanding principal balance of the Original Note and has agreed to secure and evidence its remaining obligations under the Original Credit Agreement with the issuance of that certain GCE 2018 Related Indebtedness Obligation No. 2 to Lender in the principal amount of $469,912,418.74, dated October 29, 2021 (“Obligation No. 2”), in exchange for Lender releasing the Original Deed of Trust.

G.The parties hereto now wish to amend and modify the Original Credit Agreement to reflect the foregoing and related matters.  Capitalized terms used herein and not otherwise defined shall have the same meanings as in the Original Credit Agreement. The Original Credit Agreement, as heretofore amended, modified and supplemented and as further modified and amended hereby, is referred to herein as the “Credit Agreement.”

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender agree as follows:

1.Incorporation of Recitals.  The Recitals set forth above are hereby incorporated into and made a part of this Amendment.

2.Modification of Original Credit Agreement.  The Original Credit Agreement is hereby modified as follows:

(a) The following definitions are hereby added to the Defined Terms of the Credit Agreement, to appear in alphabetical order:

“Master Indenture” means that certain Master Trust Indenture dated as of October 1, 2021, as amended and supplemented from time to time, between Borrower and the other members of the Obligated Group (as defined therein) and UMB Bank, National Association, a national banking association, as master trustee.

“Master Trustee” means UMB Bank, National Association, a national banking association, in its capacity as master trustee under the Master Indenture.

“Modification Agreement” shall mean that certain Modification of Credit Agreement dated as of October 29, 2021 by Lender and Borrower.

“Obligation No. 2” shall mean that certain GCE 2018 Related Indebtedness Obligation No. 2 made by Borrower to Lender in the amount of $469,912,418.74, dated October 29, 2021.

(a)The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as modified by the Modification Agreement, as may be subsequently amended or modified.

(b)The definition of “Collateral Documents” is hereby amended and restated in its entirety to read as follows:

“Collateral Documents” means a collective reference to the Master Indenture, the Mortgage and the other security documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 7.13.

(c)The definition of “Mortgage” is hereby amended and restated in its entirety to read as follows:

“Mortgage” means that certain Deed of Trust and Fixture Filing dated October 29, 2021 of Borrower, as mortgagor, for the benefit of UMB Bank, National Association, a national banking association organized and existing under and by virtue of the laws of the United States, as master trustee, as mortgagee, securing the Obligations (as defined in the Master Indenture), as the same may be amended, supplemented, restated, modified or spread to include additional property from time to time.

(d)Section 2.11 is hereby amended and restated in its entirety to read as follows:

2.11 Evidence of Debt. The Credit Extensions made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Borrower has executed and delivered to Lender that certain Obligation No. 2, which secures each Loan under the Credit Agreement (as amended, restated and replaced from time to time, the “Note”).

(e)Section 7.13 is hereby amended and restated in its entirety to read as follows:

7.13Pledged Assets.

(a)Reserved.

(b)Personal Property. Cause certain personal property as described in the Mortgage (other than Excluded Personal Property) of each Loan Party to be subject at all times to first priority, perfected Liens in favor of Master Trustee to secure the Obligation No. 2 and the other Obligations (as defined in the Master Indenture) pursuant to Section 3.1 of the Master Indenture (subject to Permitted Liens) and, in connection with the foregoing, deliver to the Lender such other documentation as the Lender may reasonably request including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Lender.

(c)Real Property. Cause the real property of the Loan Parties as described in the Mortgage to be subject at all times to first priority, perfected Liens in favor of Master Trustee pursuant to Section 3.1 of the Master Indenture, to secure Obligation No. 2 and the other Obligations (as defined in the Master Indenture) and, in connection with the foregoing, deliver to the Lender the Real Property Deliverables for such real property (other than, with respect to any such real property acquired after the Closing Date, an Appraisal), favorable opinions of counsel and such other documentation as the Lender may request, all in form, content and scope reasonably satisfactory to the Lender.

3.Amendments to the Loan Documents.  Each of the Loan Documents is hereby amended as follows:

(a)The Loan Documents are hereby modified to provide that all references therein to the “Original Credit Agreement” or to any other Loan Document shall be deemed to refer to the Original Credit Agreement and any such other Loan Document, each as modified by this Amendment.  It is the intention of the parties hereto that this Amendment shall be deemed to form a part of the Original Credit Agreement and other Loan Documents that it amends, and shall constitute a “Loan Document” as referred to herein and therein.  Except as specifically supplemented and amended hereby, the Loan Documents shall each remain in full force and effect. All references to the Original Security Instrument in any of the Loan Documents and in any documents executed in connection therewith shall be deemed to refer to the Master Indenture, the Mortgage and Obligation No. 2, as applicable.  All references to the Note in the Original Credit Agreement, the other Loan Documents and in any other documents executed in connection therewith shall be deemed to refer to such Note as secured by the Master Indenture, the Mortgage and Obligation No. 2.

4.Modifications, Supplements and Amendments to Master Indenture.  Borrower shall not enter into any amendments, supplements or modifications to the Master Indenture that shall impair or otherwise adversely affect the interests of Lender without its prior written consent; provided, however, that Borrower may enter into such amendments, supplements or modifications to the Master Indenture if the purpose thereof is to secure Related Indebtedness, the proceeds of which shall be used to prepay or repay amounts owned by Borrower under the Loan Documents.

Confirmation of Obligations.  Borrower hereby ratifies, reaffirms and confirms each of the covenants, agreements and obligations of Borrower set forth in the Loan Documents. Borrower and Lender hereby acknowledge and confirm that the outstanding principal amount of the Loan is $969,912,225.00, consisting of a CapEx Loan in the outstanding principal amount of $99,815,000.00 and a Term Loan in the outstanding principal amount of $870,097,225.00.  The indebtedness evidenced by that certain Amended and Restated Note dated as of July 1, 2018 executed by Borrower and payable to Lender in the original principal amount of $870,097,225.00 is the same as the indebtedness evidenced by that certain Term Loan Promissory Note dated as of July 18, 2018 executed by Borrower and payable to Lender in the original principal amount of $870,097,225.00.

5.No Rights Conferred on Others.  Nothing contained in the Loan Documents, including this Amendment, shall be construed as giving any person, other than the parties hereto, any right, remedy or claim under or in respect of the Loan Documents, including this Amendment.

6.Non-Impairment.  Except as expressly provided herein, nothing contained in this Amendment shall (i) alter or affect any provision, condition or covenant contained in the Original Credit Agreement or affect or impair any rights, powers or remedies thereunder, it being the intent hereof that the provisions of the Original Credit Agreement shall continue in full force and effect except as expressly modified hereby.

7.Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered to Lender will be deemed to be an original, and all of which, taken together, will be deemed to be one and the same instrument.

8.Prior Agreements. The Loan Documents, including this Amendment, (i) integrate all the terms and conditions mentioned in or incidental to the Loan Documents, (ii) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof, and (iii) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the terms agreed to by the parties.  If there is any conflict between the terms, conditions and provisions of this Amendment and those of any of the original Loan Documents, the terms, conditions and provisions of this Amendment shall prevail.

9.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LENDER:

GRAND CANYON EDUCATION, INC.

By:	/s/ Daniel E. Bachus
	Name:	Daniel E. Bachus
	Title:	Chief Financial Officer

[Signatures Continue on Following Page]

BORROWER:

GRAND CANYON UNIVERSITY, an Arizona
nonprofit corporation, on behalf of itself and
all other organizations that may hereafter
become Members of the Obligated Group

By:	/s/ Junette C. West
	Name:	Junette C. West
	Title:	Vice President of Business and Finance